INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 2006, relating to the consolidated financial statements of TGI Group, LLC and Subsidiary appearing in the Current Report on Form 8-K/A of National Research Corporation filed on August 11, 2006.

/s/ Mayer Hoffman McCann P.C.

San Diego, California
October 2, 2006